EXHIBIT 10.4

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [***], have been separately filed with the Securities and Exchange Commission.

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT (this "Agreement") is dated and entered into as of December 10, 2001 (the "Effective Date") by and between DISCOVERY LABORATORIES, INC., a Delaware corporation ("Borrower"), and PHARMABIO DEVELOPMENT INC., a North Carolina corporation ("Lender").

      WHEREAS, Borrower and Lender are parties to the Common Stock and Warrant Purchase Agreement dated as of the date hereof (the "Purchase Agreement") and the Investment and Commission Agreement dated as of the date hereof (the "Investment and Commission Agreement");

      WHEREAS, Borrower and Quintiles Transnational Corp., an Affiliate of Lender ("Quintiles"), are parties to a Commercialization Agreement (the "Commercialization Agreement"), dated as of the date hereof;

      WHEREAS, in connection with the Purchase Agreement, Investment and Royalty, and Commercialization Agreement, Lender is willing to extend certain credit facilities to Borrower, subject to and upon the terms and conditions of this Agreement; and

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.01 Definitions. Capitalized terms used but not defined in the text of this Agreement shall have the meanings ascribed to them on Exhibit A attached hereto and incorporated herein by reference.

                                   ARTICLE II
                            Amount and Terms of Loan

      2.01 Advances.

            (a) Subject to and upon the terms and conditions set forth herein, Lender agrees, at any time and from time to time, from and after the occurrence of Milestone One (as defined below) and prior to December 10, 2004 (the "Maturity Date"), to make advances (each an

"Advance" and collectively the "Advances") to Borrower at such times and in such amounts as Borrower shall request pursuant to this Agreement, up to an aggregate principal amount of Eight Million, Five Hundred Thousand Dollars ($8,500,000) (as adjusted and subject to the satisfaction of certain milestones in accordance with this Section 2.01, the "Commitment") in lawful money of the United States of America in immediately available funds. The Commitment shall become available to Borrower as follows:

                  (i) Upon the occurrence of Milestone One (as defined below), one third (1/3) of the Commitment shall be available. "Milestone One" shall mean the later to occur of (i) the completion by The Lewin Group of a market opportunity assessment and report in customary form regarding the Product, which shall include without limitation an assessment and report as to pre-launch commercialization requirements and sales forecasts, and (ii) Borrower shall have obtained a valid and binding extension of the deadline for the filing of the NDA referred to in Section 6 of the License Agreement until at least October 28, 2003.

                  (ii) Upon the occurrence of Milestone One and Milestone Two
            (as defined below), two thirds (2/3) of the Commitment shall be available. "Milestone Two" shall mean the earlier to occur of (i) the sale after the date of this Agreement by Borrower of shares of its capital stock for cash proceeds with an aggregate purchase price of at least $10,000,000 in one or more capital financing transactions or pursuant to the exercise of options, warrants or rights to purchase its capital stock, and in each case the proceeds of which may be used for general corporate purposes or (ii) the public disclosure by Borrower of Phase III clinical trial data regarding the indication for the Product known as idiopathic respiratory distress syndrome ("IRDS"), and the completion by Quintiles or an appropriate Affiliate of a written assessment and report indicating that such data is favorable and that such data substantially enhances the Company's prospects with respect to its ability to repay the Commitment as increased by such Milestone Two.

                  (iii) Upon the occurrence of Milestone One, Milestone Two, and
            Milestone Three (as defined below), the full Commitment shall be available. "Milestone Three" shall mean the earlier to occur of (i) the completion by Quintiles or an appropriate Affiliate of a written assessment and report in customary form indicating the "approvability" by the FDA of Borrower's NDA for the Product for either the IRDS indication or the indication known as meconium aspiration syndrome ("MAS"), which shall include without limitation an assessment and report as to the quality of the documentation comprising such NDA and the clinical data included in such NDA, or
            (ii) the issuance by the FDA of a letter in customary form indicating that Borrower's NDA for the Product is "approvable" with respect to Borrower's NDA for either the IRDS indication or the MAS indication.

            (b) Notwithstanding anything to the contrary in this Agreement, upon the occurrence of the "First Milestone" (as defined in the Investment and Commission Agreement),

Borrower shall prepay Advances as described in Section 2.05(b), and the Commitment shall be automatically reduced by the amount of such required prepayment.

            (c) Notwithstanding anything to the contrary in this Agreement, upon the occurrence of the "Second Milestone" (as defined in the Investment and Commission Agreement), Borrower shall prepay the aggregate outstanding amount of all Advances and the Commitment shall be automatically terminated.

            (d) As contemplated by the Commercialization Agreement, the JCC (as defined therein) may authorize expenditures for pre-Launch Marketing Services in excess of $8,500,000 up to $10,000,000 (without the consent of Lender). In the event that the JCC authorizes such expenditures in excess of $8,500,000 (but not in excess of $10,000,000), (i) the Commitment shall be deemed increased by a commensurate amount, but in any event not in excess of a maximum Commitment of $10,000,000 in the aggregate, and (ii) Borrower shall execute a new promissory note as described in Section 3.02(e).

            (e) In the event that the parties mutually agree to authorize expenditures for pre-Launch Marketing Services in excess of $10,000,000 (but not in excess of $15,000,000), (i) the Commitment shall be deemed increased by a commensurate amount, and (ii) Borrower shall execute a new promissory note as described in Section 3.02 (e). Notwithstanding anything in this Agreement to the contrary, any increase in the Commitment in excess of $10,000,000 shall require the express written agreement of Lender in the sole discretion of Lender, and this subsection (e) shall not imply that Lender is willing, or obligate Lender in any manner, to agree to any such increase or to agree to any increase in Lender's obligations under the Investment and Commission Agreement, with any such increase in Lender's obligations being required to be set forth in an express written agreement referring to the Investment and Commission Agreement.

            (f) Borrower may use the Commitment, as in effect from time to time, on a revolving basis by borrowing, repaying the Advances in whole or in part, and reborrowing, all in accordance with the terms and conditions of this Agreement. The aggregate outstanding amount of the Advances at any time shall not exceed the Commitment as in effect at such time. If at any time, the aggregate outstanding principal amount of the Advances exceeds the Commitment, Borrower shall immediately pay to Lender in cash the amount of such excess.

            (g) Each Advance shall be a principal amount of a loan, evidenced by the Note referred to below.

      2.02 Use of Proceeds. At least [***] of the Advances shall be used for the payment of pre-Launch Marketing Services (as defined in the Commercialization Agreement) provided by Quintiles Transnational Corp. or its Affiliates and the remainder of the Advances may be used for general corporate purposes.

Information marked by [***] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Securities and Exchange Commission.

      2.03 Notices of Advances; Disbursement of Funds.

            (a) Whenever Borrower desires to obtain an Advance, Borrower shall give to Lender a written notice of the requested Advance, signed by an authorized officer of Borrower (each a "Notice of Advance"), and received no later than 3:00 p.m. Eastern Time three (3) Business Days before the day on which Borrower desires the Advance to be made. The Notice of Advance shall specify: (i) the aggregate principal amount of the Advance to be made; (ii) the date on which Borrower desires the Advance to be made, which date shall be a Business Day; and (iii) an account of Borrower to which the Advance shall be directed and wire transfer instructions. The giving of each Notice of Advance shall constitute a representation and warranty by Borrower to Lender that the conditions precedent set forth in Section 3.02 have been satisfied.

            (b) Whenever Borrower desires to obtain an Advance, Lender shall make available to Borrower, at an account of Borrower specified to Lender, not later than 2:00 p.m. Eastern Time on the date specified in the applicable Notice of Advance the aggregate amount of such requested Advance. Each such payment shall be an Advance under this Agreement and the Note. Each Notice of Advance requesting an Advance shall be irrevocable when sent by Borrower, unless otherwise agreed by Lender.

            (c) The amount of each Advance shall not be less than [***].

      2.04 Note. Borrower's obligation to pay the principal of, and interest on, the Advances made by Lender shall be evidenced by a single promissory note (the "Note") duly executed and delivered by Borrower in the form of Exhibit B attached hereto. All Advances made by Lender to Borrower, and all payments in respect thereof (and all reborrowings thereof, if any), shall be recorded by Lender and shall be endorsed on the grid attached to the Note. Failure to make any such notation shall not affect Borrower's obligations in respect of such Advances.

      2.05 Repayment; Interest; Fees.

            (a) Borrower shall pay the aggregate outstanding principal amount of, and all accrued interest on, all Advances on or before the Maturity Date, unless due and payable sooner pursuant to the provisions of this Agreement. Borrower may prepay any Advance or any accrued interest on Advances at any time and from time to time without penalty, on the following terms and conditions:
(i) Borrower shall give Lender at least three (3) Business Days' prior notice of its intent to prepay and the amount of the prepayment and (ii) each prepayment shall not be less than [***].

            (b) Upon the occurrence of the "First Milestone" (as defined in the Investment and Commission Agreement), Borrower shall prepay the Advances in an aggregate principal amount equal to seventy percent (70%) of the aggregate amount of the outstanding Advances.

Information marked by [***] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Securities and Exchange Commission.

            (c) Upon the occurrence of the "Second Milestone" (as defined in the Investment and Commission Agreement), Borrower shall prepay the aggregate outstanding amount of all Advances.

            (d) Borrower agrees to pay interest in respect of the outstanding principal amount of each Advance from the date the proceeds are made available to Borrower until repaid. Interest on the outstanding principal amount of each Advance shall accrue and be payable at a rate per annum (the "Base Rate") equal to the greater of (i) [***] or (ii) [***] in excess of the Prime Rate in effect from time to time, or, if less, the maximum rate permitted by law. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

            (e) Accrued interest shall be due and payable (i) in respect of each Advance, quarterly in arrears on the last Business Day of each calendar quarter, and (ii) upon any payment of principal, on the amount paid.

            (f) Borrower agrees to pay to Lender commitment fees as follows:

                [***]

            (g) The outstanding principal amount of an Advance or any accrued interest amounts thereon or any commitment fees that are not paid when due shall accrue interest on a daily basis at the lesser of (i) [***] in excess of the Base Rate, or (ii) the maximum rate permitted by law, such accrual beginning on the date payment is due and continuing until the date payment is made in full.

            (h) All payments of principal, interest and fees described above shall be made to Lender in lawful money of the United States of America in immediately available funds.

                                   ARTICLE III
                              Conditions Precedent

      3.01 Initial Conditions Precedent to Lender's Obligations. The obligation of Lender to perform its obligations under this Agreement is subject to the conditions precedent that Lender shall have received from Borrower each of the following documents on the date of this Agreement:

            (a) The Note duly executed by Borrower;

            (b) The Security Agreement in the form acceptable to the parties (the "Security Agreement"), and the related financing statement in the form acceptable to the parties, in each case duly executed by Borrower;

Information marked by [***] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Securities and Exchange Commission.

            (c) Copies of (i) resolutions of the Board of Directors of Borrower approving this Agreement, the Note, and the Security Agreement and any other documents required or necessary to consummate the transactions contemplated in this Loan Agreement (collectively, the "Loan Documents"), the Purchase Agreement, the Investment and Royalty Agreement, and the Commercialization Agreement (together with the Loan Documents, collectively, the "Transaction Documents"), (ii) the Certificate of Incorporation of Borrower, and (iii) the Bylaws of Borrower, in each case certified by an appropriate officer of Borrower;

            (d) A certificate of the appropriate officers of Borrower certifying
(i) the names and true signatures of the officers of Borrower authorized to sign the Transaction Documents, (ii) that the representations and warranties contained in Article IV of the Purchase Agreement are true and correct as of the date hereof, (iii) that Borrower has performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with on or prior to the date of this Agreement, and (iv) that no event has occurred and is continuing, which constitutes an Event of Default (as defined in Section 6.01 hereof) or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

            (e) A certificate of good standing (or comparable document) regarding Borrower from the State of Delaware; and

            (f) A legal opinion of Dickstein Shapiro Morin & Oshinsky, LLP, counsel for Borrower, regarding the Transaction Documents and the transactions contemplated thereby in the form acceptable to the parties.

      3.02 Conditions Precedent to All Advances. The obligation of Lender to make each Advance shall be subject to the further conditions precedent that, on the date of such Advance:

            (a) The representations and warranties contained in Article IV of the Purchase Agreement (other than Sections 4.01 and 4.02) are true and correct in all material respects on and as of the date of such Advance, before and after giving effect to such Advance, as though made on and as of such date;

            (b) Borrower shall have performed, satisfied and complied with in all material respects all covenants, agreements and conditions required under the Transaction Documents to be performed, satisfied or complied with on or prior to the date of such Advance;

            (c) No event has occurred and is continuing, or would result from such Advance, which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

            (d) All principal amount of Advances, accrued interest or commitment fees under this Agreement, which are due and payable at the time of such Advance, shall have been paid in full; and

            (e) If the Commitment shall have been increased pursuant to Section 2.01(d), Lender shall have received a new promissory note duly executed by Borrower in the form of the Note, except that the amount thereof shall be equal to the amount of the Commitment as so increased, to replace the Note executed by Borrower on the date hereof. Simultaneously with such replacement, the Note executed by the Borrower on the date hereof shall be cancelled and returned to Borrower and deemed null and void and of no further force and effect.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

      4.01 Representations and Warranties. The representations and warranties of Borrower set forth in Article IV of the Purchase Agreement (excluding Sections 4.02, 4.14 through 4.18, 4.20, and 4.21 and after modifying Section 4.04 so that "Transaction Documents" shall mean this Agreement) are hereby incorporated by reference into this Agreement, and Borrower hereby makes such representations and warranties to Lender.

                                    ARTICLE V
                              Covenants of Borrower

      So long as any or all of the Advances or other obligations of Borrower under this Agreement shall remain unpaid or Lender shall have any Commitment hereunder, Borrower shall comply with the following covenants:

      5.01 Compliance with Laws. Borrower shall comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, in respect of the conduct of its business and the ownership of its properties, including without limitation with respect to the FFDCA, environmental issues, and taxes and other governmental changes, where the failure to so comply would have a material adverse effect on Borrower.

      5.02 Transfers of Assets. Borrower shall not sell, convey, transfer, lease, license, assign or otherwise dispose of (whether in one transaction or in a series of transactions) (a) all or substantially all of its assets or properties (whether now owned or hereafter acquired) to any entity or person, or
(b) any of its assets or properties except in the ordinary course of business, or in each case permit any of its subsidiaries to do so, if, in the case of this subsection (b), such sale, conveyance, transfer, lease, license, assignment or other disposition is likely to have a material adverse effect on Borrower or on Lender's rights hereunder.

      5.03 Debt. Borrower shall not create or incur or allow to be created, incurred or exist, or permit any of its subsidiaries to create or incur or allow to be created, incurred or exist, any Debt, except (a) accounts payable incurred or created in the ordinary course of Borrower's business, (b) Debt incurred or created in the ordinary course of Borrower's business and which does not exceed [***] in the aggregate, (c) Debt incurred or created solely for the purpose of

Information marked by [***] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Securities and Exchange Commission.

financing the acquisition of property (other than real property) and equipment for use in Borrower's business and which does not exceed [***] in the aggregate, and (d) Debt which is junior and subordinate in right of payment to Borrower's obligations to Lender under the Loan Documents ("Junior Debt") so long as, prior to the creation of such Junior Debt, Lender has consented in writing to such Junior Debt (such consent not to be unreasonably withheld), and Lender and the holder of such Junior Debt have entered into a subordination agreement in form and substance reasonably satisfactory to Lender providing for the subordination of the Junior Debt to the obligations of Borrower under the Loan Documents.

      5.04 Liens, Etc. Borrower shall not create or incur or allow to be created, incurred or exist, or permit any of its subsidiaries to create or incur or allow to be created, incurred or exist, any Lien upon or with respect to any of Borrower's or its subsidiaries' assets or properties, except (a) Permitted Liens, as defined in the Security Agreement, (b) purchase money Liens upon property and equipment of Borrower acquired for use in Borrower's business, securing the purchase price thereof or securing Debt incurred solely for the purpose of financing the acquisition thereof, and all of which Liens in the aggregate do not secure Debt in excess of [***], (c) Liens securing capital lease obligations under which the Lessor's recourse is limited to the leased property, and (d) Liens securing indebtedness which is junior and subordinate in right of payment to Borrower's obligations to Lender under the Loan Documents ("Junior Liens") so long as, prior to the creation of such Junior Liens, Lender has consented in writing to such Junior Liens (such consent not to be unreasonably withheld), and Lender and the holder of such Junior Liens have entered into a subordination agreement in form and substance reasonably satisfactory to Lender providing for the subordination of the indebtedness secured by the Junior Liens to the obligations of Borrower under the Loan Documents.

      5.05 Corporate Existence; Business. Borrower will (i) maintain and preserve in full force and effect its corporate existence, and (ii) continue to engage in the business in which it is engaged on the date hereof.

      5.06 Exchange Act Registration. Borrower will cause its Common Stock to continue to be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will comply in all material respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any documents to terminate or suspend such registration or terminate or suspend its reporting or filing obligations under the Exchange Act.

      5.07 SEC Information. Upon request, Borrower will provide to Lender a copy of any publicly available forms, reports or other documents filed with the Securities and Exchange Commission.

Information marked by [***] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Securities and Exchange Commission.

      5.08 Notice of Certain Events. Promptly, and in any event within five (5) Business Days after an executive officer of the company obtains knowledge thereof, Borrower will notify Lender of (a) the occurrence of an Event of Default, (b) any litigation, governmental proceeding or investigation or other event that is likely to materially and adversely affect the financial condition, properties, business, or results of operations of Borrower, or (c) any Change of Control.

      5.09 Compliance with Certain Agreements. Borrower shall perform and fulfill all of its obligations under the License Agreement and the Research Agreement as necessary to maintain Borrower's rights in such agreements in full force and effect in all material respects. Borrower shall provide written notice to Lender within five (5) Business Days of Borrower's receipt of any notice from any other parties to the License Agreement or the Research Agreement proposing or threatening to terminate any such agreement.

                                   ARTICLE VI
                                Events of Default

      6.01 Events of Default. The occurrence of each of the following events shall be considered an event of default ("Event of Default"):

            (a) Borrower shall fail to pay any principal of, or interest on, the Note when the same becomes due and payable and four (4) Business Days have elapsed following receipt of notice of such non-payment from Lender to Borrower;

            (b) Any representation or warranty made by Borrower under this Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made and such incorrect or untrue representation or warranty has a material adverse effect on Borrower or significantly impairs the prospect that Lender will be repaid in accordance with the terms of this Agreement and is not cured within thirty (30) days upon receipt of notice thereof by Borrower;

            (c) Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement required to be performed or observed by Borrower (other than Section 5.02, 5.03 or 5.04) and such failure to perform or observe such term, covenant or agreement has a material adverse effect on Borrower or significantly impairs the prospect that Lender will be repaid in accordance with the terms of this Agreement and is not cured within thirty (30) days after receipt of notice thereof by Borrower;

            (d) Borrower shall fail to perform or observe the provisions of
Section 5.02, 5.03 or 5.04 above, except, in the case of Section 5.04, if such Event of Default is based on a tax lien, judgment lien or materialman's lien, such judgment shall continue without discharge or stay for a period of sixty
(60) days;

            (e) One or more judgments, decrees or orders for the payment of money shall be entered against Borrower or any of its subsidiaries involving in the aggregate a liability of

[***] or more, and any such judgment, decree or order shall continue without discharge or stay for a period of sixty (60) days;

            (f) Borrower shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing or effecting any of the foregoing;

            (g) A case or other proceeding shall be commenced against Borrower or any of its subsidiaries in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for Borrower or any of its subsidiaries or for all or any substantial part of their respective assets, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered;

            (h) A Change of Control shall occur; provided, however, that a Change of Control, as defined in clauses (ii) and (iii) of the definition of Change of Control, shall not be an Event of Default so long as the surviving, acquiring or continuing entity has a net worth (after giving effect to the consummation of the applicable transaction and determined in accordance with generally accepted accounting principles) at least equal to the net worth of Borrower immediately prior to the consummation of the applicable transaction and such entity agrees in an enforceable written instrument to be bound by all the terms and conditions of this Agreement as if it were Borrower and a party hereto, which instrument shall be delivered a reasonably practicable time prior to the consummation of such transaction;

            (i) Borrower or any of its subsidiaries shall default in the performance or observance of any agreement or instrument relating to any Debt, or any other event shall occur or condition exist, and the effect of such default, event or condition is to cause or permit the holder of any such Debt to cause any such Debt to become due prior to its stated maturity;

            (j) the Borrower shall fail to perform or observe any term, covenant or agreement under the Security Agreement in any material respect;

Information marked by [***] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Securities and Exchange Commission.

            (k) There shall have been a material adverse change (other than with respect to matters relating to general economic conditions on Borrower's industry as a whole) in the financial condition, properties, business or results and operations of Borrower, taken as a whole, which materially adversely effects Borrower's ability to satisfy its obligations under the Loan Documents; provided, however, that in no event shall a material adverse change be deemed to have occurred by virtue of the incurrence by the Company or its Affiliates of any debt or other obligations permitted by this Agreement or the other Transaction Documents;

            (l) Borrower shall fail to meet the continued listing criteria of the Nasdaq SmallCap Market at any time if such failure shall continue for thirty
(30) consecutive days following receipt of notice thereof by Borrower of the occurrence thereof from the Nasdaq SmallCap market or Lender;

            (m) The License Agreement or the Research Agreement shall have been terminated;

            (n) The Commercialization Agreement shall have been terminated; or

            (o) The Investment and Commission Agreement shall have been terminated.

      6.02 Effect of Event of Default. If any Event of Default shall occur and be continuing, then Lender (i) may, by notice to Borrower, declare the Commitment and its obligation to make Advances to be terminated, whereupon the same shall forthwith terminate, (ii) may, by notice to Borrower, declare the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and (iii) exercise any rights or remedies under the Security Agreement; provided, however, that if an Event of Default specified in Section 6.01(f) or (g) shall occur, (A) the Commitment and the obligation of Lender to make Advances shall automatically be terminated and (B) the Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower.

                                  ARTICLE VII
                                 MISCELLANEOUS

      7.01 Amendments. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      7.02 Notices. All notices and other communications provided for hereunder shall be in writing, shall specifically refer to this Agreement, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be deemed to have been sufficiently given for all purposes if (i) mailed by first class certified or registered mail, postage prepaid, (ii) sent by nationally recognized overnight courier for next Business Day delivery, (iii) personally delivered, or (iv) made by telecopy or facsimile transmission with confirmed receipt.

      If to Borrower:  Discovery Laboratories, Inc.
                       350 South Main Street
                       Suite 307
                       Doyelstown, PA 18901-4874
                       Attn: President
                       Facsimile: (215) 340-3940

      with a copy to:  Roberts, Sheridan & Kotel
                       The New York Practice of
                       Dickstein Shapiro's Corporate & Finance Group 1177 Avenue of the Americas
                       New York, NY 10036-2714
                       Attn: Ira L. Kotel
                       Facsimile: (212) 997-9880

      If to Lender:    PharmaBio Development Inc.
                       4709 Creekstone Drive
                       Riverbirch Bldg., Suite 200
                       Durham, NC 27703
                       Attn:  President
                       Facsimile: (919) 998-2090

      with a copy to:  Smith, Anderson, Blount, Dorsett,
                       Mitchell & Jernigan, L.L.P.
                       2500 First Union Capitol Center
                       Raleigh, NC 27601
                       Attn: Christopher B. Capel
                       Facsimile: (919) 821-6800

      7.03 No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      7.04 Right of Set-off. If an Event of Default shall have occurred and be continuing, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any payment obligation by Lender to Borrower under the Transaction Documents against any and all of the obligations of Borrower now or hereafter existing under this Agreement and the Note, whether or not Lender shall have made any demand under this Agreement or the Note and although such obligations may be unmatured. Lender agrees promptly to notify Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 7.04 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

      7.05 Attorneys' Fees. In the event that any dispute among the parties to the Loan Documents should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses enforcing any right of such prevailing party under or with respect to the Loan Documents, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expense of appeals.

      7.06 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, provided that neither Borrower nor Lender may assign or transfer any or all of its rights or obligations under the Loan Documents without the prior written consent of the other party and any attempted assignment without consent shall be null and void; provided, however, that Lender may at any time assign or transfer any of its rights or obligations under the Loan Documents to an Affiliate of Lender so long as such Affiliate agrees in an enforceable written instrument to be bound by all the terms and conditions of the Loan Documents as if it were Lender and a party thereto, which instrument shall be delivered a reasonably practicable time prior to such assignment.

      7.07 Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      7.08 Entire Agreement. This Agreement and the other Transaction Agreements embody the entire agreement and understanding between the parties hereto with respect to the subject matter thereof and supersede all prior oral or written agreements and understandings relating to the subject matter thereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Transaction Agreements shall affect, or be used to interpret, change or restrict, the express terms and provisions of the Agreements. If any provision contained in this Agreement shall be deemed to conflict with any provision of any of the other Transaction Agreements, then the provision contained in this Agreement shall be controlling.

      7.09 Further Action. Each party shall, without further consideration, take such further action and execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

      7.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument. This Agreement may be executed and delivered by telecopy or facsimile transmission and any execution by such means shall be deemed an original.

      7.11 Publicity. Except as otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange or automated quotation system, each party shall, and shall cause its respective Affiliates to, not, issue any press release or make any other public statement relating to, connected with or arising out of this Agreement or the matters contained herein without the other parties' prior written approval of the contents and the manner of presentation and publication thereof (which approval shall not be unreasonably withheld or delayed).

      7.12 Termination by Borrower. At such time that all Advances and accrued interest have irrevocably been paid in full, the Commitment has expired or been terminated and Borrower has satisfied all of its obligations under this Agreement, Lender shall, at the request of Borrower, promptly, and in no event later than ten (10) Business Days thereafter, make, execute, endorse, acknowledge, file and/or deliver to Borrower any and all agreements, certificates, instruments or other documents, and take all other action, as reasonably requested by Borrower to terminate this Agreement.

      7.13 Disclaimer. Neither Lender nor Borrower, nor any of such party's Affiliates, directors, officers, employees, subcontractors or agents shall have, under any legal theory (including, but not limited to, contract, negligence and tort liability), any liability to any other party hereto for any loss of opportunity or goodwill, or any type of special, incidental, indirect or consequential damage or loss, in connection with or arising out of this Agreement.

      7.14 Governing Law. This Agreement, including, without limitation, the interpretation, performance, enforcement, breach or termination thereof and any remedies relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, as applied to agreements executed and performed entirely in the State of Delaware, without regard to conflicts of law rules.

      7.15 Internal Review. In the event that a dispute, difference, claim, action, demand, request, investigation, controversy, threat, discovery request or request for testimony or information or other question arises pertaining to any matters which arise under, out of, in connection with, or in relation to this Agreement (a "Dispute") and either party so requests in writing, prior to the initiation of any formal legal action, the Dispute will be submitted to the JCC (as defined in the Commercialization Agreement), which will use its good faith efforts to resolve the Dispute within ten (10) days. If the JCC is unable to resolve the Dispute in such period, the JCC will refer the Dispute to the Chief Executive Officers of Borrower and Lender. For all Disputes referred to the Chief Executive Officers, the Chief Executive Officers shall use their good faith efforts to meet at least two times in person and to resolve the Dispute within ten (10) days after such referral.

      7.16 Arbitration. (a) If the parties are unable to resolve any Dispute under Section 7.15, then either party may require the matter to be settled by final and binding arbitration by sending written notice of such election to the other party clearly marked "Arbitration Demand". Thereupon such Dispute shall be arbitrated in accordance with the terms and conditions of this Section 7.15. Notwithstanding the foregoing, either party may apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm.

            (b) The arbitration panel will be composed of three arbitrators, one of whom will be chosen by Borrower, one by Lender, and the third by the two so chosen. If both or either of Borrower or Lender fails to choose an arbitrator or arbitrators within 14 days after receiving notice of commencement of arbitration, or if the two arbitrators fail to choose a third arbitrator within 14 days after their appointment, the American Arbitration Association shall, upon the request of both or either of the parties to the arbitration, appoint the arbitrator or arbitrators required to complete the panel. The arbitrators shall have reasonable experience in the matter under dispute. The decision of the arbitrators shall be final and binding on the parties, and specific performance giving effect to the decision of the arbitrators may be ordered by any court of competent jurisdiction.

            (c) Nothing contained herein shall operate to prevent either party from asserting counterclaim(s) in any arbitration commenced in accordance with this agreement, and any such party need not comply with the procedural provisions of this Section 7.16 in order to assert such counterclaim(s).

            (d) The arbitration shall be filed with the office of the American Arbitration Association ("AAA") located in Wilmington, Delaware or such other AAA office as the parties may agree upon (without any obligation to so agree). The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of AAA as in effect at the time of the arbitration hearing, such arbitration to be completed in a sixty (60) day period. In addition, the following rules and procedures shall apply to the arbitration:

                  (i) The arbitrators shall have the sole authority to decide whether or not any Dispute between the parties is arbitrable and whether the party presenting the issues to be arbitrated has satisfied the conditions precedent to such party's right to commence arbitration as required by this
Section 7.16.

                  (ii) The decision of the arbitrators, which shall be in writing and state the findings the facts and conclusions of law upon which the decision is based, shall be final and binding upon the parties, who shall forthwith comply after receipt thereof. Judgment upon the award rendered by the arbitrator may be entered by any competent court. Each party submits itself to the jurisdiction of any such court, but only for the entry and enforcement to judgment with respect to the decision of the arbitrators hereunder.

                  (iii) The arbitrators shall have the power to grant all legal and equitable remedies (including, without limitation, specific performance) and award compensatory damages provided by applicable law, but shall not have the power or authority to award punitive damages. No party shall seek punitive damages in relation to any matter under, arising out of, or in connection with or relating to this Agreement in any other forum.

                  (iv) The parties shall bear their own costs in preparing for and participating in the resolution of any Dispute pursuant to this Section 7.16, and the costs of the arbitrator(s) shall be equally divided between the parties; provided, however, that each party shall bear the costs incurred in connection with any Dispute brought by such party that the arbitrators determine to have been brought in bad faith.

            (e) Except as provided in the last sentence of Section 7.16(a), the provisions of this Section 7.16 shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any Dispute arising with regard to this Agreement. Any party commencing a lawsuit in violation of this Section 7.16 shall pay the costs of the other party, including, without limitation, reasonable attorney's fees and defense costs.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK;
                          SIGNATURES ON FOLLOWING PAGE]

                       [Signature Page to Loan Agreement]

      IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       BORROWER:


                                       DISCOVERY LABORATORIES, INC.

                                       By: /s/ David L. Lopez
                                          --------------------------------------
                                       Name: David L. Lopez
                                       Title: Vice President and General Counsel

                                       LENDER:


                                       PHARMABIO DEVELOPMENT INC.

                                       By: /s/ Thomas C. Perkins
                                          --------------------------------------
                                       Name: Thomas C. Perkins
                                       Title: Vice President and General Counsel

                                    EXHIBIT A
                                   DEFINITIONS

      "Affiliate" shall mean, as to any person or entity, any corporation or business entity controlled by, controlling or under common control with such party or entity. For this purpose, "control" shall mean direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock or income interest in such corporation or other business entity.

      "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday on which banks in North Carolina and New York are open for the conduct of their banking business.

      "Change of Control" shall mean the occurrence of any of the following events: (i) the acquisition, whether directly or indirectly, by any person or entity, including a "group" as defined in Section 13(d)(3) of the Exchange Act, of fifty percent (50%) or more of the Common Stock of Borrower; (ii) Borrower shall merge or consolidate (or engage in any other share exchange, acquisition or business combination transaction) with or into another corporation or other entity, with the effect that the persons who were the shareholders of Borrower immediately prior to the effective time of such transaction hold less than fifty-one percent (51%) of the combined voting power of the outstanding equity securities of the surviving, continuing or acquiring entity in such transaction;
(iii) Borrower shall sell, convey, transfer, lease, license, assign or otherwise transfer or dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets or properties (whether now owned or hereafter acquired) to any person or entity, or permit any of its subsidiaries to do so; or (iv) at any time during any calendar year, fifty percent (50%) or more of the members of the full Board of Directors of Borrower shall have resigned or been removed or replaced. The determination of "combined voting power" shall be based on the aggregate number of votes that are attributable to outstanding securities entitled to vote in the election of directors, general partners, managers or persons performing analogous functions to directors of the entity in question, without regard to contractual arrangements or rights accruing in special circumstances.

      "Debt" shall mean (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above; provided, however, Debt shall not include any Debt of Borrower under this Agreement.

      "FDA" shall mean the United States Food and Drug Administration.

      "FFDCA" shall mean the United States Federal Food, Drug and Cosmetic Act, as amended from time to time, and all regulations promulgated thereunder.

      "License Agreement" shall mean the Sublicense Agreement dated October 28, 1996 between Johnson & Johnson and Ortho Pharmaceutical Corporation, as licensors, and the Company (formerly known as Acute Therapeutics, Inc.), as licensee.

      "Liens" shall mean any lien, security interest, mortgage, pledge, encumbrance, charge or claim.

      "NDA" shall mean a "new drug application" as such term is used under the FFDCA.

      "Prime Rate" shall mean the rate which First Union National Bank (or its successor) announces from time to time as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes.

      "Product" shall have the meaning given such term under the Investment and Commission Agreement.

      "Research Agreement" shall mean the Research Funding and Option Agreement dated March 1, 2000 between the Scripps Research Institute and the Company.

                                    EXHIBIT B
                                  FORM OF NOTE

                                 PROMISSORY NOTE

$8,500,000                                                     December __, 2001

            FOR VALUE RECEIVED, DISCOVERY LABORATORIES, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of PHARMABIO DEVELOPMENT INC., a North Carolina corporation ("Lender"), in lawful money of the United States of America in immediately available funds, the lesser of (i) the principal sum of Eight Million, Five Hundred Thousand Dollars ($8,500,000) and (ii) the aggregate unpaid principal amount of all Advances (as defined in the Loan Agreement referred to below) made by Lender to Borrower pursuant to the Loan Agreement (as defined below), together with interest accrued thereon. The interest shall accrue on the unpaid principal amount of each Advance at the rates and in the manner provided in the Loan Agreement. Payment of the principal amount of this Note and accrued interest on this Note shall be made at the times and in the manner provided in the Loan Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

            Each Advance made by Lender to Borrower, and all payments made on account of the principal amount hereof, shall be recorded and endorsed by Lender on the grid attached hereto which is a part of this Note. Failure to so record and endorse such Advances and payments, however, shall not affect Borrower's obligations in respect of such Advances.

            This Promissory Note is the Note referenced in the Loan Agreement between Borrower and Lender dated as of the date of this Note (as same may be amended from time to time, the "Loan Agreement"), and is entitled to the benefits of the Loan Agreement. The Loan Agreement, among other things, (i) provides for the making of certain Advances by Lender to Borrower from time to time, the principal amount of each such Advance being a principal amount evidenced by this Note, and (ii) provides that this Note is secured by, and Borrower has granted a security interest in, certain of its assets as set forth in that certain Security Agreement between Borrower and Lender dated as of the same date as this Note.

            In case an Event of Default shall occur and be continuing and not cured prior to the expiration of any applicable cure or grace periods set forth in the Loan Agreement, the unpaid principal amount of, and accrued interest on, this Note may be declared to be due and payable in the manner and with the effect provided in the Loan Agreement.

            Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

            This Note is subject to early termination as set forth in the Loan Agreement. This Note may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement. Provided that no Advances or accrued interest are outstanding and have irrevocably been paid in full and the Commitment shall have expired or been terminated in accordance with the terms of the Loan Agreement, the Lender shall, at the request of Borrower, promptly, and in no event later than ten (10) Business Days after notice from Borrower, cancel and return this Note to Borrower.

            This Note shall be governed by and construed in accordance with the law of the State of Delaware without regard to the conflicts of law rules of such state.

            This Note may not be assigned by Lender except to an Affiliate of Lender which agrees in an enforceable written instrument to be bound by all the terms and conditions of this Note as if it were Lender, which instrument shall be delivered a reasonably practicable time prior to such assignment.

            Lender and Borrower agree that disputes relating to this Note shall be subject to the provisions of the Loan Agreement entitled "Internal Review" and "Arbitration" set forth in Sections 7.15 and 7.16 thereof, respectively.

                                                    BORROWER:

                                                    DISCOVERY LABORATORIES, INC.


                                                    By: ________________________
                                                    Name:
                                                    Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

              Amount     Amount of Principal Paid        Unpaid         Notation
  Date     of Advance           or Prepaid          Principal Balance    Made By
  ----     ----------           ----------          -----------------    -------